Exhibit 99.1

FOR IMMEDIATE RELEASE
Benefitfocus, Inc.
843.284.1052 ext. 6846 pr@benefitfocus.com
Investor Relations: ICR for Benefitfocus, Inc.
Brian Denyeau
646-277-1251 brian.denyeau@icrinc.com

Benefitfocus Announces Board of Directors Changes

Adds Another Independent Director to Audit Committee

Charleston, S.C. – AUGUST 20, 2014 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading provider of cloud-based benefits software solutions, today announced the appointment of independent director Douglas Dennerline to its Board of Directors.

Doug is currently Chief Executive Officer of Alfresco Software, Inc., an open source content management company with over 7 million users globally. Prior to joining Alfresco, Doug served as President and a director of SuccessFactors, Inc., a multinational company that provides cloud-based human capital management software solutions. Previously, Doug was also Executive Vice President of Sales, Americas and EMEA for Salesforce.com, Inc., the world’s largest provider of customer relationship management software. Doug holds a B.S. in Business Administration from Arizona State University.

“On behalf of our entire Board of Directors, we are extremely excited that Doug has joined our Board. With his significant technology background and experience leading and serving as a director of relevant companies, we look forward to his contributions to Benefitfocus,” said Mason Holland, Executive Chairman of the Board. In addition, Raheel Zia, of Goldman Sachs, resigned from the Board as he is moving on to other opportunities. “We also thank Raz Zia for his 7 years of service on the Benefitfocus Board. Raz played an important role in growing our Company and we wish him continued success,” said Mr. Holland.

Doug has also been appointed to serve on the Benefitfocus Board’s Audit Committee, along with current independent directors Frank Pelzer (Chair) and Steve Swad, making the Committee fully independent for SEC and NASDAQ purposes within the transitional timeline permitted subsequent to the Company’s IPO last fall.

About Benefitfocus

Benefitfocus, Inc. (NASDAQ: BNFT) is a leading provider of cloud-based benefits software solutions for consumers, employers, insurance carriers and brokers. Benefitfocus has served more than 23 million consumers on its platform that consists of an integrated portfolio of products and services enabling clients to more efficiently shop, enroll, manage and exchange benefits information. With a user-friendly interface and consumer-centric design, the Benefitfocus Platform provides one place for consumers to access all their benefits. Benefitfocus solutions support the administration of all types of benefits including core medical, dental and other voluntary benefits plans as well as wellness programs. For more information, visit www.benefitfocus.com.

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to maintain our culture and recruit and retain qualified personnel; reliance on key personnel; the need to innovate and provide useful products and services; changes in government regulations; the immature and volatile nature of the market for our products and services and other factors that could impact our anticipated growth; management of growth; fluctuations in our financial results; general economic risks; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec.cfm or upon request from our investor relations department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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